Exhibit 10.1

REDEMPTION AGREEMENT FOR DANIA ENTERTAINMENT HOLDINGS, LLC

This Agreement is entered into effective as of the 21 day of April, 2014, between Lakes Florida Development, LLC, a Minnesota limited liability company (“Seller”) and Dania Entertainment Holdings, LLC, a Delaware limited liability company, hereinafter referred to as “Company”.

PREAMBLE

Seller owns twenty percent (20%) of the Member Interests of the Company.

The Company owns twenty-five percent of the Member Interests of Dania Entertainment Center, LLC, a Delaware limited liability company (“DEC”). The remaining seventy-five percent of DEC’s Member Interests is owned by ONDISS Corp., a Florida corporation (“ONDISS”).

Seller desires to have its Member Interest in the Company redeemed in exchange for its pro rata share of the Company’s Member Interests in DEC in order to facilitate the sale of such interest in DEC to ONDISS.

The Company is agreeable to the same on condition that Seller executes a Purchase and Sale Agreement related to Seller’s interest in DEC to ONDISS on the same business day of the Closing of this Redemption Agreement consistent with Seller’s letter to the Company dated April 1, 2014.

Now, therefore, in consideration of the exchange of Member Interest as set forth herein, the parties hereto agree as follows:

1.             Assignment of Member Interests in The Company. Simultaneously with the execution of this Agreement by both parties, Seller hereby irrevocably assigns and transfers to Company all of its Member Interests in the Company to have and to hold unto the Company and its successors and assigns forever. Seller agrees to execute and deliver such other documents and instruments and to take such other actions as the Company may reasonably request in order to more fully vest in Company and perfect its title to all right, title and interest in and to all rights of Lakes as a Member of the Company. By executing below, Lakes, for itself and its successors and assigns hereby covenants to and with Company and the other Members of the Company that it is the lawful owner of the Member Interest being redeemed hereby, and that the Member Interest being assigned hereby is free from all liens and encumbrances, that it has good right to transfer the same to Company and that it will warrant and defend the same against the lawful claims and demands of all persons whomsoever.

2.             Consideration. The redemption price for all of the Member Interests being transferred by Seller pursuant to the terms of this Agreement shall be twenty percent (20%) of the Company’s twenty-five (25%) interest in DEC, i.e., five percent (5%) of the Member Interests in DEC. Simultaneously with the execution of this Agreement by both parties, the Company shall be deemed to irrevocably assign and transfer to Seller five percent (5%) of the Member Interests in DEC to have and to hold unto the Seller and its successors and assigns forever. The Company agrees to execute and deliver such other documents and instruments and to take such other actions as the Seller and ONDISS may reasonably request in order to more fully vest in Seller and perfect its title to five percent (5%) of the Membership Interests in DEC. By executing below, the Company, for itself and its successors and assigns hereby covenants to and with Lakes and ONDISS that it is the lawful owner of the five percent (5%) of the Member Interest in DEC being assigned hereby, and that such Member Interest is free from all liens and encumbrances, that it has good right to transfer the same to Seller in connection with Seller’s proposed sale of all such Member Interests to ONDISS immediately after the exchange of Member Interests as set forth herein.

3.             Representations of Seller. Seller hereby makes the following representations in connection with the sale contemplated herein:

3.1.     That it is the owner of 20% of the Member Interest of the Company;

3.2.     That the Member Interests of the Company owned by it are free and clear of all liabilities and encumbrances and the Member Interests it is assigning shall be transferred to the Company herein free and clear of all liabilities, obligations and encumbrances;

3.3.     That it has not granted any effective options or other rights to any other person or entity with respect to the Member Interests being transferred pursuant to the terms of this Agreement.

3.4.     That the Company owes it no other amounts related in any manner to the Company except as specifically stated herein.

3.5.     That immediately upon the execution hereof by both parties, all of its rights as a Member of the Company, including its right to appoint a Manager of the Company are terminated through no further action of any party and any Manager of the Company currently appointed by Seller resigns effective as of such time.

4.             Representations of Company. Company hereby makes the following representations in connection with the exchange contemplated herein:

4.1.     That it is the owner of 25% of the Member Interest of DEC, and has a right to transfer five percent (5%) of the Member Interests in DEC in furtherance of the exchange transaction contemplated hereunder;

4.2.     That the Member Interests of DEC which it is assigning in connection with this transaction are free and clear of all liabilities and encumbrances and will be transferred to the Seller herein free and clear of all liabilities, obligations and encumbrances;

4.3.     That it has not granted any effective options or other rights to any other person or entity with respect to the Member Interests being transferred pursuant to the terms of this Agreement.

4.4.     That the Seller owes it no other amounts related in any manner to the Company except as specifically stated herein.

All entity action required to be taken by the Company’s Managers in order to authorize the Company to redeem Seller’s Member Interest, and to transfer 5% of the Member Interests of DEC to Seller, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.             Indemnity. The Company, on the one hand, and Seller, on the other, agree to indemnify the other, their heirs and assigns, in an amount equal to any and all liabilities, damages, payments, losses, and expenses including costs of appeal and a reasonable attorney's fee for which the other may reasonably incur, or for which the other may be liable, arising from any manner or thing, the existence constitutes a material breach or other material violation of any of the covenants, warranties or representations contained in this Agreement which adversely affects the other; all of said covenants, warranties and representations being declared by the parties to be for the benefit of, and enforceable by, the other, his/its heirs, successors and assigns.

6.             Brokers, Finders, Etc. Each of the parties to this Agreement represents that they have not dealt with any broker or finder or any person who may claim a broker's fee or finder's fee in connection with the transaction contemplated by this Agreement.

7.            Closing. The closing of this transaction shall take place simultaneously with the execution of this Agreement by both parties, to be effective immediately prior to the Seller’s sale of the Member Interests in DEC which it receives in exchange for its shares in the Company to ONDISS as contemplated herein.

8.             Further Cooperation. Each of the parties hereto agrees that they will execute any and all additional documentation and instruments reasonably necessary to effectuate the intents and purposes of this Agreement.

9.             Gender. Wherever the context shall so require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural and all plural shall include the singular.

10.           Headings. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

11.           Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original. Facsimile signatures of the parties may be relied upon as original signatures.

12.           Attorney’s Fees. In the event that either party shall be forced to enforce this Agreement through litigation, the prevailing party shall be entitled to receive reasonable attorney's fees and all costs incurred in connection with such enforcement, including the rights of appeal.

13.           Survival of Representations and Warranties. All of the terms, representations, covenants and warranties contained in this Agreement shall survive the closing of this transaction.

14.           Default. Upon a default of either party to close, the non-defaulting party shall have the right to either:

14.1.     Sue for damages;

14.2.     Or pursue the legal remedy of specific performance.

15.           Entire Agreement. This Agreement sets forth the entire understanding of the parties regarding this transaction and it may not be changed except by written document signed by all of the parties hereto.

16.          Construction. This Agreement and all amendments hereto shall be construed in accordance with Florida law. The parties agree that any legal proceedings brought by either party in connection with or arising out of this Agreement shall be brought in Broward County, Florida and any interpretation rules that the choice of words in an agreement shall be construed against the drafter of an agreement shall not apply. EACH OF THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH (A) THIS AGREEMENT, (B) ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, (C) ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR (D) ANY ACTION OF ANY PARTY. THE WAIVERS SET FORTH IN THIS SECTION ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY ALL PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SELLER AND COMPANY IN AGREEING TO ENTER INTO THIS AGREEMENT.

17.           Binding Effect. This Agreement shall be binding upon all parties hereto, their respective heirs, successors and assigns.

18.           Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

In witness whereof, the parties hereto have executed this Agreement on the day and year first above written.

WITNESSES:

/s/ Irene Alvarez	Dania Entertainment Holdings, LLC, a Delaware limited liability company

/s/ Zulema Yepes As to the Company	By: /s/ Harris Friedman Harris Friedman, Manager

Lakes Florida Development, LLC, a Minnesota limited liability company

/s/ Damon Schramm

Secretary As to Seller	By: /s/ Timothy Cope Timothy Cope, Manager/President

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